POWER OF ATTORNEY
For Executing Forms, 3, 4 and 5

       Know all persons by these presents, that the undersigned, each hereby constitutes and appoints William J. Clifford, Robert
S. Ippolito and Jordan B. Savitch, and each of them, their true and lawful attorney-in-fact to:

(1) prepare and/or execute for and on behalf of any and each of them, in each person's capacity as a Trustee of the Carlino Family Trust (the "Trust"), Forms 3, 4 and 5 to report transactions in the securities of Penn National Gaming, Inc. (the "Company") reportable by the Trust in accordance with the provisions of Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder; and

(2) do and perform any and all acts for and on behalf of the undersigned, and any and each of them, which may be necessary or desirable to complete the preparation, execution and timely filing of any such Form 3, 4 or 5, and any amendment thereto, with the United States Securities and Exchange Commission and any other authority, it being understood that the documents executed by such attorney-in-fact on behalf of the Trust pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his discretion.

       The undersigned each hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorney-in-fact might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledge that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the Trust's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended.

       This Power of Attorney shall remain in full force and effect until the Trust is no longer required to file Forms 3, 4 and 5 with respect to the Trust's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned have caused this Power of Attorney to be executed as of the 24th day of July, 2008.


/s/ Peter D. Carlino
Peter D. Carlino, Trustee




/s/ Peter M. Carlino
Peter M. Carlino, Trustee



/s/ David E. Carlino
David E. Carlino, Trustee




/s/ Richard J. Carlino
Richard J. Carlino, Trustee



/s/ Harold Cramer
Harold Cramer, Trustee

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